UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 4, 2007

Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco CA		94080
(Address of principal executive offices)		(Zip Code)

(650) 583-5727

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

(a)           In connection with appointment of Robert S. Basso as a director of the Company, the Company and Mr. Basso entered into an indemnification agreement dated as of May 4, 2007.  The terms of the indemnification agreement are the same as those contained in the Company’s indemnification agreements with its other directors.

The Company’s Amended and Restated Articles of Incorporation (“Articles”) and Bylaws contain certain provisions, approved by Company shareholders, providing for indemnification of the Company’s directors and/or officers to the full extent permitted by Washington law (the “Statute”).  Mr. Basso’s indemnification agreement is intended to supplement the non-exclusive indemnification provisions in the Articles and Bylaws to provide additional protections against risks associated with his service as a director of the Company and to clarify Mr. Basso’s rights as a director with respect to indemnification in certain circumstances, in all cases consistent with the Statute.  The indemnification agreement sets out, among other things, the process for determining entitlement to indemnification, the conditions to advancement of expenses, the procedures for directors’ enforcement of indemnification rights, the limitations on indemnification and requirements relating to the notice and defense of claims for which indemnification is sought.

A copy of Mr. Basso’s indemnification agreement dated as of May 4, 2007, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(b)           In connection with appointment of Ronald A. Martell as President and Chief Operating Officer of the Company, the Company and Mr. Martell entered into a Change of Control Agreement and a Key Executive Severance Agreement, each dated May 7, 2007.  The material terms of the Change of Control Agreement and Key Executive Severance Agreement are described in Item 5.02(e) and incorporated herein by reference.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                  See subparagraph (c) of this Item 5.02.

(c)                                  On May 4, 2007, the Company appointed Ronald A. Martell, a director of the Company, to serve as President and Chief Operating Officer of the Company effective May 7, 2007.  At effective date of Mr. Martell’s appointment, Dr. McMahon stepped down as President of the Company.  Dr. McMahon continues to serve as the Chairman and Chief Executive Officer of the Company.

Mr. Martell, age 44, has been a director of the Company since June 2006.  Mr. Martell served as Senior Vice President, Commercial Operation of Imclone Systems Incorporated from January 2004 to August 2006.  While at ImClone, Mr. Martell was responsible for overseeing the company’s sales, marketing, project and alliance management.  Mr. Martell joined ImClone in November 1998 as Vice President, Marketing.  From 1988 to 1998, he served in a variety of positions at Genentech, Inc., most recently as Group Manager, Oncology Products.

See disclosure under Item 5.02(e) below for the material terms of Mr. Martell’s Key Executive Severance Agreement and Change of Control Agreement.

(d)                                  Effective May 4, 2007, Robert S. Basso was named a director of the Company, increasing the size of the Board to nine directors.  Mr. Basso will serve for a term expiring at the 2007 annual meeting of shareholders, or until his successor has been elected and qualifies.  Mr. Basso and all other current Company directors  will stand for reelection as directors at the 2007 annual meeting of shareholders to be held on June 14, 2007, to serve until the 2008 annual meeting of shareholders, or until their successors have been elected and qualify.  Mr. Basso was not selected as a director pursuant to any arrangement or understanding between Mr. Basso and any other persons.  Mr. Basso will serve on the Audit Committee and on the Compensation Committee of the Company’s Board of Directors.

Mr. Basso, age 62, founded BEST Partners LLC, an independent financial services consulting company in 2006.  Mr. Basso is retired from National Financial, a Fidelity Investments company providing clearing services and execution products, where he served as Executive Vice President from July 2003 to December 2004.  From January 1990 through June 2003, he served as Chairman and President of Correspondent Services Corporation, a subsidiary of UBS PaineWebber Inc., a brokerage firm providing clearing, execution, settlement, administrative and management information services, and as Managing Director of UBS PaineWebber Inc.  Mr. Basso received a BS degree from Seton Hall University and an MBA from Pace University.

See disclosure under Item 1.01(a) above for the material terms of Mr. Basso’s Indemnification Agreement.

For additional information, see press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

(e)                                  In connection with the Company’s appointment of Ronald A. Martell to serve as its President and Chief Operating Officer, the Company and Mr. Martell entered into a Change of Control Agreement and a Key Executive Severance Agreement, each dated as of May 7, 2007.

Pursuant to the Change of Control Agreement, if the Company terminates Mr. Martell’s employment without cause, or if Mr. Martell terminates his employment for good reason, Mr. Martell is entitled to receive the following: (i) an amount equal to fifty percent of his annual base salary for the year in which the date of termination occurs; (ii) an amount equal to fifty percent of the annual bonus that would have been paid but for the termination of his employment, (iii) up to one year’s medical and dental insurance benefits and (iv) the immediate vesting of all of his outstanding stock options.  Under the Change of Control Agreement, “cause” includes the following events:  a clear refusal to carry out any of the executive’s material lawful duties; persistent failure to carry out any of the executive’s lawful duties after reasonable notice and an opportunity to correct the failure; violation by the executive of a state or federal criminal law involving a crime against the Company or any other crime involving moral turpitude; the executive’s current abuse of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the executive; or any incident materially compromising the executive’s reputation or ability to represent the Company with the public.  “Good reason” includes any failure by the Company to pay compensation or provide benefits to the executive in accordance with the terms of the Agreement (excluding actions of the Company not taken in bad faith and promptly remedied); the assignment of the executive to any duties inconsistent with or resulting in a diminution of the executive’s position, duties or responsibilities (excluding actions of the Company not taken in bad faith and promptly remedied); requiring the executive to be based at any office or location more than 30 miles from the city in which the executive will be employed by the Company; or the Company’s failure to properly assign the Agreement to a successor.  The Change of Control Agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives 90 days’ written notice prior to the end of the initial or renewal term.  If a change of control occurs, the Change of Control Agreement automatically renews and runs for a period of two additional years.  A “change of control” is triggered upon the occurrence of certain mergers, consolidations, reorganizations or purchases of significant minority interests in the Company’s voting securities, a sale of substantially all of the Company’s assets or the failure of incumbent board members (or persons nominated or appointed by incumbent board members) to hold a majority of the seats on the Company’s Board of Directors.

Pursuant to the Key Executive Severance Agreement, if the Company terminates Mr. Martell’s employment without cause or if he terminates for good reason, Mr. Martell is entitled to receive a severance payment of 75% of his current annual base salary and up to nine months’ medical and dental insurance benefits.  The Agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives nine months’ written notice prior to the end of the initial or renewal term.  The definition of “cause” is substantially the same as in the Change of Control Agreement described above.  “Good reason” includes a reduction of executive’s annual base salary below the level in effect on the date of the Agreement, regardless of any change in the executive’s duties; the assignment of the executive to any duties inconsistent with or resulting in a diminution of the executive’s position, duties or responsibilities (excluding actions of the Company not taken in bad faith and promptly remedied); requiring the executive to be based at any office or location more than 50 miles from the city in which the executive will be employed by the Company; or the Company’s failure to properly assign the Agreement to a successor.  If a change of control occurs, the Key Executive Severance Agreement automatically renews and runs for a period of two additional years.  The Key Executive Severance Agreement does not supersede or nullify the Change of Control Agreement.  However, if Mr. Martell’s termination of employment falls into the scope of both agreements, the Company does not need to make payments under the Severance Agreement to the extent that it is making the same payments under the Change of Control Agreement.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                  Exhibits

Exhibit 10.1                                                                               Indemnification Agreement dated as of May 4, 2007 between the Company and Robert S. Basso

Exhibit 99.1                                                                               Press release dated May 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: May 9, 2007	By:	/s/Anna Lewak Wight
Anna Lewak Wight
Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indemnification Agreement dated as of May 4, 2007 between the Company and Robert S. Basso

99.1	Press Release dated May 9, 2007